Carolina Financial Corporation Reports Results for First Quarter of 2019

NEWS RELEASE – For Release April 24, 2019 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. April 24, 2019 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the first quarter of 2019.

Financial highlights at and for the three months ended March 31, 2019, include:

•	Net income for Q1 2019 increased 258.6% to $14.5 million, or $0.65 per diluted share, from $4.1 million, or $0.19 per diluted share for Q1 2018.
o	Accretion income from acquired loans for Q1 2019 was $1.5 million compared to $2.9 million for Q1 2018.
o	Provision for loan losses during Q1 2019 was $700,000. There was no provision for loan losses recorded during Q1 2018 primarily due to the net recoveries experienced and asset quality.
•	Operating earnings for Q1 2019, which exclude certain non-operating income and expenses, decreased 1.8% to $14.7 million, or $0.66 per diluted share, from $14.9 million, or $0.71 per diluted share, for Q1 2018.
•	Operating earnings for Q1 2019 have been adjusted to eliminate the following significant items:
o	The fair value loss on interest rate swaps of $1.4 million due to the continued impact of falling long-term interest rates during the quarter on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The Company uses standalone interest rate swaps to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $6.7 million at the end of Q1 2019 compared to Q4 2018.
o	The gain on sale of securities of $1.2 million.
•	Performance ratios Q1 2019 compared to Q1 2018:
o	Return on average assets was 1.52% compared to 0.46%.
o	Operating return on average assets was 1.53% compared to 1.70%.
o	Return on average tangible equity was 13.32% compared to 4.90%.
o	Operating return on average tangible equity was 13.44% compared to 18.06%.
•	Loans receivable, gross grew $66.3 million from December 31, 2018, or at an annualized rate of 10.5%.
•	Total deposits increased $98.9 million from December 31, 2018.
•	On December 3, 2018, the Company announced that the Board of Directors had approved a plan to repurchase up to $25,000,000 in shares of the Company’s common stock through open market and privately negotiated transactions over the next three years. The Company began stock repurchases on December 4, 2018. During the first quarter, the Company repurchased approximately 129,000 shares at an average price of $32.33. Cumulatively since December 4, 2018, the Company repurchased approximately 304,000 shares at an average price of $31.35.

“We continue to see the impact of solid organic growth and prior acquisitions on earnings. Overall, results for the first quarter of 2019 continued to improve with an increase of 258.6% in net income to $14.5 million compared to the first quarter of 2018,” stated Jerry Rexroad, the Company’s Chief Executive Officer.

Financial Results

Carolina Financial Corporation

•	The Company reported an increase in net income for Q1 2019 to $14.5 million, or $0.65 per diluted share, as compared to $4.1 million, or $0.19 per diluted share, for Q1 2018.
o	Included in net income for Q1 2019 and Q1 2018 was accretion income from acquired loans of $1.5 million and $2.9 million, respectively. Provision for loan losses during Q1 2019 was $700,000. There was no provision for loan losses recorded during Q1 2018.

•	Operating earnings for Q1 2019, which exclude certain non-operating income and expenses, decreased 1.8% to $14.7 million, or $0.66 per diluted share, from $14.9 million, or $0.71 per diluted share, from Q1 2018.
o	Included in net income for Q1 2019 was a fair value loss on interest rate swaps of $1.4 million due to the continued impact of falling long-term interest rates on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. Interest rate swaps that are not designated as hedges are primarily used to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $6.7 million at the end of Q1 2019 compared to Q4 2018. Q1 2019 also reflects a $1.2 million gain on sale of securities. Included in net income for Q1 2018 were merger-related expenses of $14.7 million.
•	The Company’s net interest margin-tax equivalent (NIM) decreased to 4.00% for Q1 2019 compared to 4.20% for Q1 2018. Q1 2019 included accretion income from acquired loans of $1.5 million (18 bps to NIM) and early payoff fees of $99,000 (1bps to NIM) compared to Q1 2018 accretion income from acquired loans of $2.9 million (38 bps to NIM) and early payoff fees of $244,000 (3 bps to NIM).
•	Excluding accretion income from acquired loans and early payoff fees, Q1 2019 net interest margin was 3.81% compared to 3.84% in Q4 2018.
•	The Company reported book value per common share of $26.56 and $25.83 as of March 31, 2019 and December 31, 2018, respectively. Tangible book value per common share was $20.10 and $19.36 as of March 31, 2019 and December 31, 2018, respectively.
•	At March 31, 2019, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $589.2 million as of March 31, 2019 compared to $575.3 million at December 31, 2018. Tangible equity to tangible assets at March 31, 2019 was 12.05% compared to 11.83% at December 31, 2018.

•	During Q1 2019, the Company repurchased approximately 129,000 shares at an average price of $32.33.

Banking Segment

•	Banking segment net income increased 271.0% to $14.8 million for Q1 2019 compared to $4.0 million for Q1 2018. Included in net income for Q1 2019 and Q1 2018 was accretion income from acquired loans of $1.5 million and $2.9 million, respectively. Included in net income for Q1 2018 were merger-related expenses of $14.7 million.
•	Banking segment operating earnings remained flat at $14.9 million for Q1 2019 and Q1 2018.
•	Provision for loan losses during Q1 2019 was $700,000. The provision for loan losses during Q1 2019 was primarily driven by organic loan growth. There was no provision for loan losses recorded during Q1 2018 primarily due to the net recoveries experienced and asset quality.
•	Other non-interest expense for Q1 2019 included a loss on sale and expense of other real estate owned of approximately $186,000.
•	Non-performing assets (NPA) were 0.34% and 0.35% of total assets at March 31, 2019 and December 31, 2018, respectively.
•	Loans receivable, gross increased at an annualized rate of 10.5% to $2.6 billion at March 31, 2019 compared to $2.5 billion at December 31, 2018.
•	Total deposits increased $98.9 million since December 31, 2018.

Wholesale Mortgage Banking Segment

•	Net income for the wholesale mortgage banking segment was $390,000 for Q1 2019 compared to $562,000 for Q1 2018. The decrease in Q1 2019 was primarily driven by a decrease in origination activity and closings impacting mortgage banking income.
•	Net margin was 2.04% for Q1 2019 compared to 1.74% for Q1 2018. Originations for Q1 2019 and 2018 were $140.3 million and $180.5 million, respectively.

Dividend Declared

On April 24, 2019 the Company declared a $0.09 dividend per common share, payable on July 5, 2019, to stockholders of record on June 14, 2019.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on April 25, 2019. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 6047389. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations.

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, News and Market Information and Presentations approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 6047389.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of March 31, 2019, Carolina Financial Corporation had approximately $3.8 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states, partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings, net interest margin-core and yield on loans receivable-core, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the impact of hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$25,757	28,857
Interest-bearing cash	34,251	33,276
Cash and cash equivalents	60,008	62,133
Securities available-for-sale	813,257	842,801
Federal Home Loan Bank stock, at cost	18,349	21,696
Other investments	3,473	3,450
Derivative assets	3,176	4,032
Loans held for sale	23,799	16,972
Loans receivable, gross	2,590,610	2,524,336
Allowance for loan losses	(15,021)	(14,463)
Loans receivable, net	2,575,589	2,509,873

Premises and equipment, net	60,547	60,866
Right of use operating lease asset	18,004	—
Accrued interest receivable	13,618	13,494
Real estate acquired through foreclosure, net	1,335	1,534
Deferred tax assets, net	4,270	5,786
Mortgage servicing rights	32,033	32,933
Cash value life insurance	58,896	58,728
Core deposit intangible	15,713	16,462
Goodwill	127,592	127,592
Other assets	12,521	12,396
Total assets	$3,842,180	3,790,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$575,990	547,022
Interest-bearing deposits	2,241,080	2,171,171
Total deposits	2,817,070	2,718,193
Short-term borrowed funds	321,000	405,500
Long-term debt	59,480	59,436
Right of use operating lease liability	18,296	—
Derivative liabilities	2,492	1,232
Drafts outstanding	7,610	8,129
Advances from borrowers for insurance and taxes	5,934	4,100
Accrued interest payable	2,371	1,591
Reserve for mortgage repurchase losses	1,192	1,292
Dividends payable to stockholders	1,785	1,576
Accrued expenses and other liabilities	15,800	14,414
Total liabilities	3,253,030	3,215,463
Stockholders’ equity:
Preferred stock	—	—
Common stock	223	224
Additional paid-in capital	404,869	408,224
Retained earnings	179,845	167,173
Accumulated other comprehensive income (loss), net of tax	4,213	(336)
Total stockholders’ equity	589,150	575,285
Total liabilities and stockholders’ equity	$3,842,180	3,790,748

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months
	Ended March 31,
	2019	2018
	(In thousands, except share data)
Interest income
Loans	$34,977	31,663
Investment securities	7,355	5,707
Dividends from Federal Home Loan Bank stock	262	175
Other interest income	187	131
Total interest income	42,781	37,676
Interest expense
Deposits	6,303	3,642
Short-term borrowed funds	2,316	1,253
Long-term debt	691	650
Total interest expense	9,310	5,545
Net interest income	33,471	32,131
Provision for loan losses	700	—
Net interest income after provision for loan losses	32,771	32,131
Noninterest income
Mortgage banking income	3,418	3,801
Deposit service charges	1,667	2,024
Net gain (loss) on sale of securities	1,194	(697)
Fair value adjustments on interest rate swaps	(1,371)	803
Net increase in cash value life insurance	398	390
Mortgage loan servicing income	2,638	2,025
Debit card income, net	975	927
Other	952	775
Total noninterest income	9,871	10,048
Noninterest expense
Salaries and employee benefits	13,471	13,668
Occupancy and equipment	4,121	3,652
Marketing and public relations	426	376
FDIC insurance	255	255
Recovery of mortgage loan repurchase losses	(100)	(150)
Legal expense	86	76
Other real estate expense (income), net	186	(94)
Mortgage subservicing expense	706	565
Amortization of mortgage servicing rights	1,236	979
Amortization of core deposit intangible	749	806
Merger-related expenses	—	14,710
Other	3,011	2,755
Total noninterest expense	24,147	37,598
Income before income taxes	18,495	4,581
Income tax expense	3,950	525
Net income	$14,545	4,056

Earnings per common share:
Basic	$0.66	0.19
Diluted	$0.65	0.19
Dividends per common share	$0.07	0.05
Weighted average common shares outstanding:
Basic	22,193,861	20,908,225
Diluted	22,381,809	21,119,316

CAROLINA FINANCIAL CORPORATION
(Unaudited)
(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Selected Average Balances:
Total assets	$3,826,116	3,700,795	3,663,915	3,627,402	3,522,407
Investment securities and FHLB stock	833,720	838,834	831,793	809,625	770,161
Loans receivable, net	2,535,192	2,428,603	2,402,075	2,401,075	2,322,203
Loans held for sale	13,754	20,120	23,692	23,137	21,645
Deposits	2,751,913	2,760,156	2,735,346	2,677,401	2,616,640
Stockholders’ equity	580,300	569,528	559,401	497,694	477,830

Performance Ratios (annualized):
Return on average stockholders’ equity	10.03%	10.85%	10.87%	12.03%	3.40%
Return on average tangible equity (Non-GAAP)	13.32%	14.53%	14.68%	17.02%	4.90%
Return on average assets	1.52%	1.67%	1.66%	1.65%	0.46%
Operating return on average stockholders’ equity (Non-GAAP)	10.11%	11.88%	10.99%	12.54%	12.51%
Operating return on average tangible equity (Non-GAAP)	13.44%	15.92%	14.85%	17.74%	18.06%
Operating return on average assets (Non-GAAP)	1.53%	1.83%	1.68%	1.72%	1.70%
Average earning assets to average total assets	89.72%	89.64%	89.59%	89.82%	89.28%
Average loans receivable to average deposits	92.12%	87.99%	87.82%	89.68%	88.75%
Average stockholders’ equity to average assets	15.17%	15.39%	15.27%	13.72%	13.57%
Net interest margin-tax equivalent (1)	4.00%	4.23%	4.15%	4.11%	4.20%
Net charge-offs (recoveries) to average loans receivable	0.02%	(0.02)%	0.02%	0.04%	(0.21)%
Nonperforming assets to period end loans receivable	0.50%	0.53%	0.49%	0.42%	0.45%
Nonperforming assets to total assets	0.34%	0.35%	0.32%	0.28%	0.30%
Nonperforming loans to total loans	0.45%	0.47%	0.43%	0.35%	0.36%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.58%	0.57%	0.55%	0.54%	0.53%
Allowance for loan losses as a percentage of gross non-acquired loans receivable (Non-GAAP)	0.77%	0.79%	0.80%	0.80%	0.85%
Allowance for loan losses as a percentage of nonperforming loans (2)	129.74%	123.13%	129.26%	153.84%	146.93%

Nonperforming Assets, excluding purchased credit impaired:
Loans 90 days or more past due and still accruing	$—	20	32	19	—
Nonaccrual loans	11,578	11,721	10,501	8,423	8,649
Total nonperforming loans	11,578	11,741	10,533	8,442	8,649
Real estate acquired through foreclosure, net	1,335	1,534	1,601	1,726	1,963
Total nonperforming assets	$12,913	13,275	12,134	10,168	10,612

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 24.9%, 27.2%, 30.5%, 33.5% and 36.8%, of gross loans receivable at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

Carolina Financial Corporation
Segment Information
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		Increase (Decrease)
	March 31,		Three
	2019	2018	Months
Segment net income:
Community banking	$14,781	3,984	10,797
Wholesale mortgage banking	390	562	(172)
Other	(636)	(497)	(139)
Eliminations	10	7	3
Total net income	$14,545	4,056	10,489

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Segment net income:
Community banking	$14,781	15,449	15,263	14,928	3,984
Wholesale mortgage banking	390	599	555	598	562
Other	(636)	(594)	(606)	(568)	(497)
Eliminations	10	(10)	(8)	8	7
Total net income	$14,545	15,444	15,204	14,966	4,056

	For the Three Months Ended March 31, 2019
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$42,476	390	15	(100)	42,781
Interest expense	8,756	128	556	(130)	9,310
Net interest income (expense)	33,720	262	(541)	30	33,471
Provision for loan losses	700	—	—	—	700
Noninterest income from external customers	4,556	5,296	19	—	9,871
Intersegment noninterest income	242	18	—	(260)	—
Noninterest expense	18,991	4,846	310	—	24,147
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	18,827	490	(834)	12	18,495
Income tax expense (benefit)	4,046	100	(198)	2	3,950
Net income (loss)	$14,781	390	(636)	10	14,545

	For the Three Months Ended March 31, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$37,257	431	13	(25)	37,676
Interest expense	5,084	53	461	(53)	5,545
Net interest income (expense)	32,173	378	(448)	28	32,131
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	5,059	4,924	65	—	10,048
Intersegment noninterest income	242	17	—	(259)	—
Noninterest expense	32,929	4,389	280	—	37,598
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	4,545	690	(665)	11	4,581
Income tax expense (benefit)	561	128	(168)	4	525
Net income (loss)	$3,984	562	(497)	7	4,056

	For the Three Months Ended March 31,
	Loan Originations		Mortgage Banking Income		Margin
	2019	2018	2019	2018	2019	2018
Additional segment information:
Community banking	$20,438	31,427	559	653	2.74%	2.08%
Wholesale mortgage banking	140,251	180,494	2,859	3,148	2.04%	1.74%
Total	$160,689	211,921	3,418	3,801	2.13%	1.79%

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Core deposits:
Noninterest-bearing demand accounts	$575,990	547,022	567,394	577,568	547,744
Interest-bearing demand accounts	581,424	566,527	579,522	584,719	558,942
Savings accounts	188,725	192,322	190,946	198,571	212,249
Money market accounts	458,575	431,246	453,957	458,558	463,676
Total core deposits (Non-GAAP)	1,804,714	1,737,117	1,791,819	1,819,416	1,782,611

Certificates of deposit:
Less than $250,000	923,709	875,749	863,290	788,693	791,789
$250,000 or more	88,647	105,327	104,514	100,689	102,569
Total certificates of deposit	1,012,356	981,076	967,804	889,382	894,358
Total deposits	$2,817,070	2,718,193	2,759,623	2,708,798	2,676,969

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Tangible book value per share:
Total stockholders’ equity	$589,150	575,285	564,027	551,784	475,046
Less intangible assets	(143,305)	(144,054)	(144,817)	(145,595)	(146,387)
Tangible common equity (Non-GAAP)	$445,845	431,231	419,210	406,189	328,659

Issued and outstanding shares	22,296,372	22,387,009	22,570,445	22,570,182	21,057,539
Less nonvested restricted stock awards	(111,578)	(117,966)	(135,045)	(137,345)	(136,395)
Period end dilutive shares	22,184,794	22,269,043	22,435,400	22,432,837	20,921,144

Total stockholders’ equity	$589,150	575,285	564,027	551,784	475,046
Divided by period end dilutive shares	22,184,794	22,269,043	22,435,400	22,432,837	20,921,144
Common book value per share	$26.56	25.83	25.14	24.60	22.71

Tangible common equity (Non-GAAP)	$445,845	431,231	419,210	406,189	328,659
Divided by period end dilutive shares	22,184,794	22,269,043	22,435,400	22,432,837	20,921,144
Tangible common book value per share (Non-GAAP)	$20.10	19.36	18.69	18.11	15.71

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Acquired and non-acquired loans:
Acquired loans receivable	$644,461	686,401	749,442	813,688	877,012
Non-acquired gross loans receivable	1,946,149	1,837,935	1,708,022	1,613,533	1,503,006
Total gross loans receivable	$2,590,610	2,524,336	2,457,464	2,427,221	2,380,018
% Acquired	24.88%	27.19%	30.50%	33.52%	36.85%

Non-acquired loans	$1,946,149	1,837,935	1,708,022	1,613,533	1,503,006
Allowance for loan losses	15,021	14,463	13,615	12,987	12,708
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.77%	0.79%	0.80%	0.80%	0.85%

Total gross loans receivable	$2,590,610	2,524,336	2,457,464	2,427,221	2,380,018
Allowance for loan losses	15,021	14,463	13,615	12,987	12,708
Allowance for loan losses to total gross loans receivable	0.58%	0.57%	0.55%	0.54%	0.53%

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
As Reported:
Income before income taxes	$18,495	19,425	19,431	19,002	4,581
Tax expense	3,950	3,981	4,227	4,036	525
Net Income	$14,545	15,444	15,204	14,966	4,056

Net interest margin-tax equivalent (2)	$33,899	35,349	34,298	33,320	32,571
Purchased loan accretion and early payoff charges and deferred fees	(1,617)	(3,283)	(2,831)	(2,226)	(3,151)
Net interest margin - core (3) (Non-GAAP)	$32,282	32,066	31,467	31,094	29,420

Loans receivable interest income	$34,813	34,969	33,357	32,497	31,458
Purchased loan accretion and early payoff charges and deferred fees	(1,617)	(3,283)	(2,831)	(2,226)	(3,151)
Loans receivable interest income - core (3) (Non-GAAP)	$33,196	31,686	30,526	30,271	28,307

Average equity	$580,300	569,528	559,401	497,694	477,830
Average tangible equity (Non-GAAP)	436,630	425,105	414,205	351,703	331,047
Average assets	3,826,116	3,700,795	3,663,915	3,627,401	3,522,407
Average loans receivable	2,535,192	2,428,603	2,402,075	2,401,075	2,322,203
Average interest earning assets	3,432,818	3,322,894	3,282,426	3,253,708	3,144,910

Return on average assets	1.52%	1.67%	1.66%	1.65%	0.46%
Return on average equity	10.03%	10.85%	10.87%	12.03%	3.40%
Return on average tangible equity (Non-GAAP)	13.32%	14.53%	14.68%	17.02%	4.90%
Tangible equity to tangible assets	12.05%	11.83%	11.72%	11.45%	9.65%
Net interest margin-tax equivalent (2)	4.00%	4.23%	4.15%	4.11%	4.20%
Net interest margin-core (3) (Non-GAAP)	3.81%	3.84%	3.80%	3.83%	3.79%
Yield on loans receivable-core (3) (Non-GAAP)	5.31%	5.18%	5.04%	5.06%	4.94%

Weighted average common shares outstanding:
Basic	22,193,861	22,416,190	22,678,681	21,243,094	20,908,225
Diluted	22,381,809	22,587,466	22,898,983	21,454,039	21,119,316
Earnings per common share:
Basic	$0.66	0.69	0.67	0.70	0.19
Diluted	$0.65	0.68	0.66	0.70	0.19

Operating Earnings and Performance Ratios:
Income before income taxes	$18,495	19,425	19,431	19,002	4,581
(Gain)/loss on sale of securities	(1,194)	(346)	849	746	697
Fair value adjustments on interest rate swaps	1,371	2,222	(628)	(451)	(803)
Merger related expenses	—	—	—	506	14,710
Operating earnings before income taxes	18,672	21,301	19,652	19,803	19,185
Tax expense (1)	4,001	4,379	4,279	4,205	4,242
Operating earnings (Non-GAAP)	$14,671	16,922	15,373	15,598	14,943

Average equity	$580,300	569,528	559,401	497,694	477,830
Less average intangible assets	(143,670)	(144,423)	(145,196)	(145,991)	(146,783)
Average tangible common equity (Non-GAAP)	$436,630	425,105	414,205	351,703	331,047

Average assets	$3,826,116	3,700,795	3,663,915	3,627,401	3,522,407
Less average intangible assets	(143,670)	(144,423)	(145,196)	(145,991)	(146,783)
Average tangible assets (Non-GAAP)	$3,682,446	3,556,372	3,518,719	3,481,410	3,375,624

Operating return on average assets (Non-GAAP)	1.53%	1.83%	1.68%	1.72%	1.70%
Operating return on average equity (Non-GAAP)	10.11%	11.88%	10.99%	12.54%	12.51%
Operating return on average tangible assets (Non-GAAP)	1.59%	1.90%	1.75%	1.79%	1.77%
Operating return on average tangible equity (Non-GAAP)	13.44%	15.92%	14.85%	17.74%	18.06%

Weighted average common shares outstanding:
Basic	22,193,861	22,416,190	22,678,681	21,243,094	20,908,225
Diluted	22,381,809	22,587,466	22,898,983	21,454,039	21,119,316
Operating earnings per common share:
Basic (Non-GAAP)	$0.66	0.75	0.68	0.73	0.71
Diluted (Non-GAAP)	$0.66	0.75	0.67	0.73	0.71

(1)  Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

(2) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(3) Net interest margin-core and yield on loans receivable - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Community Banking Segment
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Segment net income:
Community banking	$14,781	15,449	15,263	14,928	3,984
Wholesale mortgage banking	390	599	555	598	562
Other	(636)	(594)	(606)	(568)	(497)
Eliminations	10	(10)	(8)	8	7
Total net income	$14,545	15,444	15,204	14,966	4,056

Community banking segment operating earnings:
Income before income taxes	$18,827	19,424	19,517	18,924	4,545
Tax expense (1)	4,046	3,975	4,254	3,996	561
Bank segment net income	$14,781	15,449	15,263	14,928	3,984

Weighted average common shares outstanding:
Basic	22,193,861	22,416,190	22,678,681	21,243,094	20,908,225
Diluted	22,381,809	22,587,466	22,898,983	21,454,039	21,119,316

Bank segment earnings per common share:
Basic	$0.67	0.69	0.67	0.70	0.19
Diluted	$0.66	0.68	0.67	0.70	0.19

Bank segment income before taxes	$18,827	19,424	19,517	18,924	4,545
(Gain) loss on sale of securities	(1,194)	(346)	849	746	692
Fair value adjustments on interest rate swaps	1,371	2,222	(628)	(451)	(755)
Merger related expenses	—	—	—	506	14,710
Operating earnings before income taxes	19,004	21,300	19,738	19,725	19,192
Tax expense (1)	4,096	4,371	4,306	4,152	4,288
Operating bank segment earnings (Non-GAAP)	$14,908	16,929	15,432	15,573	14,904

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.67	0.76	0.68	0.73	0.71
Diluted (Non-GAAP)	$0.67	0.75	0.67	0.73	0.71

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.